UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 4, 2024

IVEDA SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-41345	20-2222203
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1744 S. Val Vista, Suite 213 Mesa, Arizona	85204
(Address of Principal Executive Offices)	(Zip Code)

(480) 307-8700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	IVDA	The Nasdaq Stock Market, LLC
Common Stock Purchase Warrants	IVDAW	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On September 4, 2024, Iveda Solutions, Inc. (the “Company”) and a certain institutional investor (the “Investor”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) pursuant to which the Company agreed to sell and issue to the Investor in a registered direct offering (the “Offering”): (i) 1,800,000 shares of common stock, par value $0.00001 per share (the “Common Stock”), at an offering price of $0.43 per share, and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 3,200,000 shares of Common Stock, at an offering price of $0.429 per Pre-Funded Warrant, to the investor whose purchase of Common Stock in this offering would otherwise result in the investor, together with its affiliates and certain related parties, beneficially own more than 4.99% (or at the election of the investor, 9.99%) of the Company’s outstanding common stock immediately following the consummation of this Offering. Each of the Pre-Funded Warrants is exercisable for one share of Common Stock. The Pre-Funded Warrants have an exercise price of $0.001 per share, are immediately exercisable, and may be exercised at any time until all of the Pre-Funded Warrants issued in this offering are exercised in full. The Company intends to use the net proceeds from the Offering for working capital and other general corporate purposes. The Offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-276676) that was filed with the Securities and Exchange Commission (the “SEC”) on January 24, 2024 and declared effective by the SEC on February 7, 2024 and prospectus supplement to be filed with the SEC.

Also pursuant to the Securities Purchase Agreement, in a concurrent private placement offering, the Company agreed to sell and issue to the Investor unregistered Series A Common Stock Purchase Warrants (the “Series A Warrants”) to purchase up to 5,000,000 shares of Common Stock and unregistered Series B Common Stock Purchase Warrants (the “Series B Warrants,” and collectively with the Series A Warrants, the “Common Warrants”) to purchase up to 5,000,000 shares of Common Stock. The Common Warrants will be exercisable on the effective date the Company obtains stockholder approval (the “Stockholder Approval”) of the issuance of the shares underlying the exercise of the Common Warrants (the “Common Warrant Shares”), at an exercise price of $0.43 per share. The Series A Warrants will expire five years following the Stockholder Approval and the Series B Warrants will expire 18 months following the Stockholder Approval. Pursuant to the Securities Purchase Agreement, the Company agreed to file a registration statement providing for the resale of the shares of Common Stock issuable upon the exercise of the Series A Warrants and Series B Warrants as soon as practicable, and to have such registration statement declared and maintained effective. The Common Warrants and the unregistered shares of Common Stock issuable upon the exercise of the warrants are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act of 1933, as amended, or the Securities Act, and/or Regulation D promulgated thereunder.

The Company agreed to hold an annual or special meeting of stockholders on or prior to the date that is ninety (90) days following the closing date for the purpose of obtaining the Stockholder Approval, with the recommendation of the Company’s Board of Directors that the proposal to approve the issuance of the Common Warrant Shares is approved. The Company shall solicit proxies from its stockholders in connection with such meeting in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposals. If the Company does not obtain Stockholder Approval at the first meeting, the Company shall call a meeting every ninety (90) days thereafter to seek Stockholder Approval until the earlier of the date on which Stockholder Approval is obtained or the Common Warrants are no longer outstanding.

The Offering closed on September 6, 2024. The aggregate gross proceeds to the Company from the Offering are expected to be approximately $2.15 million, before deducting the placement agent’s fee and offering expenses payable by the Company.

The Company engaged H.C. Wainwright & Co., LLC (“Wainwright”) as the Company’s placement agent for the Offering pursuant to an Engagement Agreement (the “EA”) dated as of August 28, 2024, as amended on September 4, 2024. Pursuant to the EA, the Company agreed to pay Wainwright a cash placement fee equal to 7.5% of the gross proceeds of the Offering and the concurrent private placement, a management fee of 1.0% of the aggregate gross proceeds of this Offering and the concurrent private placement. We have also agreed to pay the placement agent non-accountable expenses in the amount of $60,000 and clearing fees of $15,950. In addition, we have agreed to issue to the placement agent, or its designees, as compensation warrants (the “Placement Agent Warrants”) to purchase up to 375,000 shares of Common Stock (equal to 7.5% of the aggregate number of shares of Common Stock and pre-funded warrants sold in this offering). The Placement Agent Warrants will have substantially the same terms as the Series A Warrants issued to the investors in the concurrent private placement, except that the Placement Agent Warrants have an exercise price of $0.5375 per share, which represents 125% of the offering price per share, and will expire five years following to the commencement of the sales pursuant to the Offering.

A copy of the legal opinion and consent of McCarter & English, LLP, counsel to the Company, relating to the issuance and sale of the securities in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

The foregoing description of the Securities Purchase Agreement, the EA, the Placement Agent Warrants, the Pre-Funded Warrants, the Series A Warrants, and the Series B Warrants does not purport to be complete and is qualified in its entirety by reference to the complete text of the Securities Purchase Agreement, the EA, the forms of the Placement Agent Warrants, the Pre-Funded Warrant, the Series A Warrant and the Series B Warrant, which are attached hereto as Exhibits 10.1, 10.2, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are hereby incorporated by reference into this Item 1.01.

Item 3.02	Unregistered Sale of Equity Securities.

The information contained above in Item 1.01 relating to the issuance of the Common Warrants, the Placement Agent Warrants and the shares of Common Stock issuable thereunder is hereby incorporated by reference into this Item 3.02.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 8.01	Other Events.

On September 5, 2024, the Company issued a press release announcing the Offering. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Exhibits

Number	Description
4.1	Form of Placement Agent Common Stock Purchase Warrant
4.2	Form of Pre-Funded Common Stock Warrant
4.3	Form of Series A Common Stock Purchase Warrant
4.4	Form of Series B Common Stock Purchase Warrant
5.1	Legal Opinion of McCarter & English LLP
10.1	Form of Securities Purchase Agreement, dated September 4, 2024, by and between Iveda Solutions, Inc. and the person party thereto
10.2	Engagement Agreement by and between the Company and H.C. Wainwright & Co., LLC
99.1	Press Release dated September 5, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVEDA SOLUTIONS, INC.

Date: September 6, 2024	By:	/s/ Bob Brilon
	Name:	Bob Brilon
	Title:	Chief Financial Officer